UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

July 1, 2008

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois  60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Standard Parking Corporation Long-Term Incentive Plan dated March 1, 2004, as amended (the “Plan”), the Company awarded certain of its named executive officers and senior officers restricted stock units (“RSUs”) pursuant to a Standard Parking Corporation Restricted Stock Unit Agreement (the “Agreement”), the form of which is attached hereto as exhibit 10.1.  These RSUs represent the right, subject to the terms, conditions and vesting schedule of the Plan and the applicable Agreement, to receive a distribution of a share of the Company’s Common Stock.

Awards made to named executive officers are as follows:

•                  James A. Wilhelm, Chief Executive Officer, 104,000 shares;

•                  G. Marc Baumann, Chief Financial Officer, 42,000 shares;

•                  Michael K. Wolf, Executive Vice President and Chief Administrative Officer, 42,000 shares; and

•                  Steven A. Warshauer, Executive Vice President—Operations, 42,000 shares.

Item 9.01.              Financial Statements and Exhibits.

10.1                           Form of Standard Parking Corporation Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: July 2, 2008	By:	/s/ G. MARC BAUMANN
G. Marc Baumann,
Chief Financial Officer

EXHIBIT INDEX

10.1                           Form of Standard Parking Corporation Restricted Stock Unit Agreement.